Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-19715, No. 33-25064, No. 33-25856, No. 33-33960,
No. 33-38750,  No. 33-38751,  No. 33-45009,  No. 33-60584, No. 33-60586, and No.
33-72652) of Chips and Technologies, Inc. of our report dated July 20, 1995 appearing on page 35 of the Annual Report to Stockholders, which is incorporated in Chips and Technologies, Inc.'s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 27 of such Annual Report on Form 10-K.




/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP

San Jose, California
September 11, 1995

                                    Page 33